Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2011

North Andover, MA…February 20, 2012.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter ended December 31, 2011.  Net income per diluted share from continuing operations (EPS) for the fourth quarter of 2011 was $0.46.  Adjusting for special items, fourth quarter 2011 adjusted EPS was $0.56, compared to fourth quarter 2010 adjusted EPS of $0.40.  A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31			Year ended December 31
(In millions, except per share information)	2011	2010	% Change	2011	2010	% Change

Sales	$360.2	316.7	14%	$1,436.6	1,274.6	13%

Net income from continuing operations	17.1	11.4	50%	64.7	63.1	3%

Income (loss) from discontinued operations	(0.1)	(0.1)	—	1.7	(4.3)	NA

Net income	$17.0	11.3	50%	$66.4	58.8	13%

Diluted earnings per share from continuing operations	$0.46	0.30	53%	$1.73	1.69	2%

Special items	0.10	0.10		0.46	0.28

Adjusted earnings per share	$0.56	0.40	40%	$2.19	1.97	11%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to discontinued operations and generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

Fourth Quarter/Full Year Highlights and Subsequent Event:

•                  Fourth quarter 2011 sales increased 14% from the fourth quarter of 2010, 10% from acquisitions and 4% from organic growth.

•                  Adjusted 2011 fourth quarter EPS of $0.56 represents an increase of 40% over the fourth quarter of 2010.  Excluding the results of Danfoss Socla S.A.S and related acquired business (Socla), the increase is 33% over the fourth quarter of last year.

•                  Adjusted operating margins increased by 0.7 percentage points to 10.3% for the fourth quarter of 2011 as compared to the fourth quarter of 2010; operating margins on a GAAP basis decreased 0.1 percentage points to 7.3% in the fourth quarter of 2011, as compared to the fourth quarter of 2010.

•                  Full year 2011 sales increased mainly due to acquisitions, organic growth and favorable foreign exchange.

•                  Adjusted 2011 full year EPS of $2.19 represents an increase of 11% over 2010. Excluding the results of Socla, the increase was 5% above adjusted earnings for 2010.

•                  2011 free cash flow of $106.3 million represented a 164% cash conversion rate of free cash flow to net income from continuing operations. 2011 is the fourth consecutive year that free cash flow has exceeded net income.

•                  On January 31, 2012, we finalized the purchase of tekmar Control Systems.

The fourth quarter 2011 sales increase was due to contributions from the Socla acquisition of 10%, and from organic sales growth of 4%.  Operating income for the fourth quarter of 2011 was $26.4 million, which yielded operating margins of 7.3%, compared to operating income in the fourth quarter of 2010 of $23.4 million, which yielded operating margins of 7.4%.  On an adjusted basis, operating income in the fourth quarter of 2011 was $37.2 million compared to $30.3 million in the fourth quarter of 2010, a 23% increase.  On an adjusted basis, operating margins increased 0.7 percentage points to 10.3% in the fourth quarter of 2011, compared to 9.6% on an adjusted basis for the fourth quarter of 2010.

North American sales increased $10.8 million to $199.7 million in the fourth quarter of 2011, compared to $188.9 million for the fourth quarter of 2010.  This increase was due to an organic sales increase of $8.3 million and acquired sales of $2.7 million, offset partially by unfavorable foreign exchange movements of $0.2 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the North American wholesale market increased organically by 5% during the fourth quarter as compared to the same period in 2010, primarily from increased sales in both our residential and commercial, and gas and HVAC product lines.  Organic sales into the North American DIY home improvement market increased 3% for the fourth quarter of 2011 as compared to the fourth quarter of 2010 primarily from increased sales of residential and commercial products.

European sales increased $32.5 million to $154.4 million for the fourth quarter or 2011, compared to $121.9 million for the fourth quarter of 2010.  This increase was primarily due to sales from acquired companies of $28.3 million, and an organic sales increase of $5.2 million, offset partially by unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $1.0 million.  Organic sales in the European wholesale market and the OEM market both increased by 5% over the fourth quarter of 2010.  Sales of our drain product lines drove the wholesale sales increase, and the OEM market increase was driven by gas & HVAC products. European segment sales represented approximately 43% and 39% of total Company sales in the fourth quarters of 2011 and 2010, respectively.

The full year 2011 sales increase of $162.0 million was due to growth from acquisitions of $105.0 million, organic growth of $29.0 million and favorable foreign exchange movements of $28.0 million.  EPS for the full year 2011 was $1.73.  This represents an increase of 2% as compared to $1.69 of EPS reported for the full year 2010.  Adjusting for special items, 2011 EPS was $2.19, compared to 2010 adjusted EPS of $1.97, an increase of 11%.  Excluding the Socla acquisition, 2011 full year adjusted earnings were $2.06, 5% above adjusted earnings of $1.97 for the full year 2010.

David J. Coghlan, Chief Executive Officer, commented, “Compared to the fourth quarter of 2010, our organic sales increased by 4%, with increases in both the North American and Europe segments.  For each incremental organic sales dollar, organic operating earnings increased by 37% in the fourth quarter.  Adjusted operating income increased by 23% in the fourth quarter of 2011 as compared to the fourth quarter of 2010, driven by Socla’s contribution, margin contribution from incremental sales and productivity initiatives. We recorded two large transactions during the fourth quarter.  The first was an after-tax charge of $11.3 million for the impairment of long-lived assets of a subsidiary in Europe that has not performed up to expectations.  The second transaction was an after-tax gain of $11.4 million recorded upon the disposition of a former subsidiary in Asia.  Although the year proved challenging for the end markets we serve, for the full year 2011 we grew sales organically by 2% and had operating income growth of 12% on an adjusted basis.”

Mr. Coghlan concluded, “We continued to generate strong cash flows this year, delivering $106.3 million of free cash flow in 2011, as compared to free cash flow of $91.0 million in 2010.  Our conversion rate of free cash flow to net income from continuing operations was 164% as compared to 144% in 2010.  This is the fourth consecutive year that we generated free cash flows in excess of net income. At December 31, 2011, our net debt to capitalization ratio was 13.9%, as compared to 5.2% at December 31, 2010, and the increase driven by cash utilized for, and debt incurred, as part of the Socla acquisition. As of year-end, we had approximately $251 million of cash on hand and approximately $252 million in available credit under our credit agreement.  Finally, on January 31, 2012, we finalized the purchase of tekmar Controls Systems, a Canadian-based designer and manufacturer of control solutions for HVAC applications.  We believe the tekmar product line will dovetail nicely with our existing hydronic systems offerings.  In closing, we were particularly pleased with the way our teams closed out some challenging restructuring programs, drove our continuous improvement efforts and responded to commodity cost issues while delivering strong sales growth and an 11% increase in adjusted EPS.  These were significant accomplishments in challenging economic times.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income from continuing operations, adjusted earnings per share, adjusted earnings per share excluding Socla, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income from continuing operations) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income from continuing operations and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, impairment charges, CEO separation costs, significant legal settlements, product liability and workers’ compensation accrual decreases, acquisition earn out adjustments, due diligence costs, acquisition accounting costs, tax adjustments, and other costs and related tax benefits. Also, adjusted earnings per share excluding Socla, exclude the effect of a newly acquired company. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income from continuing operations is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter results for 2011 on Tuesday, February 21, 2012, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until February 21, 2013.

The Company’s 2012 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 16, 2012 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following:  the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
STATEMENTS OF INCOME (LOSS)

Net sales	$360.2	$316.7	$1,436.6	$1,274.6

Net income from continuing operations	$17.1	$11.4	$64.7	$63.1
Income (loss) from discontinued operations	(0.1)	(0.1)	1.7	(4.3)
Net income	$17.0	$11.3	$66.4	$58.8

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	36.8	37.6	37.5	37.4

Net income (loss) per share
Continuing operations	$0.46	$0.30	$1.73	$1.69
Discontinued operations	—	—	0.05	(0.12)
Net income	$0.46	$0.30	$1.78	$1.57

Cash dividends per share	$0.11	$0.11	$0.44	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$250.6	$329.2
Short-term investment securities	4.1	4.0
Trade accounts receivable, less allowance for doubtful accounts of $9.1 million at December 31, 2011 and $8.9 million at December 31, 2010	207.1	186.9
Inventories, net:
Raw materials	107.7	101.9
Work in process	28.7	19.9
Finished goods	147.8	143.8
Total Inventories	284.2	265.6
Prepaid expenses and other assets	26.6	18.4
Deferred income taxes	37.4	41.1
Assets held for sale	4.6	10.0
Assets of discontinued operations	—	1.8
Total Current Assets	814.6	857.0

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	494.8	450.5
Accumulated depreciation	(268.1)	(253.0)
Property, plant and equipment, net	226.7	197.5

OTHER ASSETS:
Goodwill	490.4	428.0
Intangible assets, net	154.6	152.6
Deferred income taxes	1.1	0.9
Other, net	10.1	10.1
TOTAL ASSETS	$1,697.5	$1,646.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$126.5	$113.9
Accrued expenses and other liabilities	109.2	115.6
Accrued compensation and benefits	45.9	42.6
Current portion of long-term debt	2.0	0.7
Liabilities of discontinued operations	—	5.8
Total Current Liabilities	283.6	278.6

LONG-TERM DEBT, NET OF CURRENT PORTION	397.4	378.0
DEFERRED INCOME TAXES	58.2	40.1
OTHER NONCURRENT LIABILITIES	38.5	47.9

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 29,471,414 shares in 2011 and 30,102,677 shares in 2010	2.9	3.0
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,953,680 shares in each of 2011 and 2010	0.7	0.7
Additional paid-in capital	420.1	405.2
Retained earnings	515.1	492.9
Accumulated other comprehensive loss	(19.0)	(0.3)
Total Stockholders’ Equity	919.8	901.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,697.5	$1,646.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Net sales	$360.2	$316.7	$1,436.6	$1,274.6
Cost of goods sold	231.7	203.8	921.1	809.7
GROSS PROFIT	128.5	112.9	515.5	464.9
Selling, general & administrative expenses	92.1	84.3	379.9	336.7
Restructuring and other charges (income)	0.6	4.0	8.8	12.6
Goodwill and other long-lived asset impairment charges	17.1	1.2	17.4	1.4
Gain on disposal of business	(7.7)	—	(7.7)	—

OPERATING INCOME	26.4	23.4	117.1	114.2
Other (income) expense:
Interest income	(0.3)	(0.3)	(1.0)	(1.0)
Interest expense	6.7	6.1	25.8	22.8
Other, net	0.4	(0.8)	0.8	(2.1)
	6.8	5.0	25.6	19.7
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19.6	18.4	91.5	94.5
Provision for income taxes	2.5	7.0	26.8	31.4
NET INCOME FROM CONTINUING OPERATIONS	17.1	11.4	64.7	63.1
Income (loss) from discontinued operations, net of taxes	(0.1)	(0.1)	1.7	(4.3)
NET INCOME	$17.0	$11.3	$66.4	$58.8

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.47	$0.30	$1.73	$1.69
Discontinued operations	—	—	0.05	(0.12)
NET INCOME	$0.46	$0.30	$1.78	$1.58
Weighted average number of shares	36.8	37.4	37.3	37.3

DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.46	$0.30	$1.73	$1.69
Discontinued operations	—	—	0.05	(0.12)
NET INCOME	$0.46	$0.30	$1.78	$1.57
Weighted average number of shares	36.8	37.6	37.5	37.4

Dividends per share	$0.11	$0.11	$0.44	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2011	2010
OPERATING ACTIVITIES
Net income	$66.4	$58.8
Income (loss) from discontinued operations	1.7	(4.3)
Net income from continuing operations	64.7	63.1
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	33.3	30.5
Amortization of intangibles	18.1	14.3
Stock-based compensation	8.3	4.7
Deferred income tax benefit	(0.6)	(6.9)
Loss on disposal and impairment of goodwill, property, plant and equipment and other	5.2	2.6
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	3.5	(8.2)
Inventories	3.1	0.8
Prepaid expenses and other assets	(8.0)	9.0
Accounts payable, accrued expenses and other liabilities	0.6	3.5

Net cash provided by continuing operating activities	128.2	113.4

INVESTING ACTIVITIES
Additions to property, plant and equipment	(22.7)	(24.6)
Proceeds from the sale of property, plant and equipment	0.8	2.2
Investments in securities	(8.1)	(4.0)
Proceeds from sale of securities	8.1	6.5
Purchase of intangible assets and other	(0.9)	(1.0)
Business acquisitions, net of cash acquired	(165.5)	(36.3)

Net cash used in investing activities	(188.3)	(57.2)

FINANCING ACTIVITIES
Proceeds from long-term debt	184.0	75.0
Payments of long-term debt	(168.0)	(50.9)
Payments of capital lease and other	(2.6)	(1.2)
Proceeds from share transactions under employee stock plans	5.4	3.4
Tax benefit of stock awards exercised	0.8	0.2
Debt issuance costs	—	(3.2)
Dividends	(16.3)	(16.4)
Payments to repurchase common stock	(27.2)	—

Net cash provided (used) by financing activities	(23.9)	6.9

Effect of exchange rate changes on cash and cash equivalents	7.3	(2.7)

Net cash provided (used) in operating activities of discontinued operations	(1.9)	5.5

Net cash provided by investing activities of discontinued operations	—	5.1

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(78.6)	71.0

Cash and cash equivalents at beginning of year	329.2	258.2

CASH AND CASH EQUIVALENTS AT END OF YEAR	$250.6	$329.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

North America	$199.7	$188.9	$819.4	$785.5
Europe	154.4	121.9	595.5	468.3
Asia	6.1	5.9	21.7	20.8
Total	$360.2	$316.7	$1,436.6	$1,274.6

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

North America	$27.6	$24.2	$112.0	$106.4
Europe	(2.5)	6.5	28.7	43.7
Asia	9.5	0.7	12.2	(0.5)
Corporate	(8.2)	(8.0)	(35.8)	(35.4)
Total	$26.4	$23.4	$117.1	$114.2

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

North America	$0.7	$0.7	$3.3	$3.6
Europe	2.0	1.4	8.4	7.6
Asia	35.9	30.3	132.9	115.8
Total	$38.6	$32.4	$144.6	$127.0

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Net sales	$360.2	$316.7	$1,436.6	$1,274.6

Operating income - as reported	$26.4	$23.4	$117.1	$114.2
Operating margin %	7.3%	7.4%	8.2%	9.0%

Adjustments:
Cost of goods sold - restructuring and other charges	—	0.2	—	1.5
Restructuring	1.8	4.0	10.0	12.6
Earnout adjustment	(1.2)	—	(1.2)	—
Impairment charges	17.1	1.2	17.4	1.4
Product liability and workers’ compensation accrual decreases	—	(3.0)	—	(4.5)
Acquisition accounting	(0.7)	—	4.7	—
Due diligence costs and other	—	4.5	1.1	7.1
CEO separation costs	—	—	6.3	—
Legal settlements	—	—	(1.1)	—
Gain related to sale of TWVC	(7.7)	—	(7.7)	—
Pension curtailment loss	1.5	—	1.5	—
	10.8	6.9	31.0	18.1

Operating income - as adjusted	$37.2	$30.3	$148.1	$132.3
Adjusted operating margin %	10.3%	9.6%	10.3%	10.4%

Net income from continuing operations - as reported	$17.1	$11.4	$64.7	$63.1

Adjustments - tax affected:
Cost of goods sold - restructuring and other charges	—	0.1	—	1.0
Restructuring	1.2	2.1	6.6	9.6
Earnout adjustment	(0.7)	—	(0.7)	—
Impairment charges	12.8	1.1	13.0	1.2
Product liability and workers’ compensation accrual decreases	—	(1.9)	—	(2.8)
CEO separation costs	—	—	3.9	—
Legal settlements	—	—	(0.7)	—
Acquisition accounting	(0.4)	—	3.2	—
Due diligence costs	—	2.3	1.1	4.1
Pension curtailment loss	0.9	—	0.9	—
Gain related to sale of TWVC	(11.4)	—	(11.4)	—
Tax adjustments	1.1	—	1.1	(2.8)
	3.5	3.7	17.0	10.3

Net income from continuing operations - as adjusted	$20.6	$15.1	$81.7	$73.4

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.46	$0.30	$1.73	$1.69
Adjustments	0.10	0.10	0.46	0.28
Diluted earnings per share - as adjusted	$0.56	$0.40	$2.19	$1.97

Socla diluted earnings per share - as reported	$0.04	$—	$—	$—
Adjustments related to Socla	(0.01)	$—	0.13	$—
Diluted earnings per share - Socla as adjusted	$0.03	$—	$0.13	$—

Diluted earnings per share - as adjusted, excluding Socla	$0.53	$0.40	$2.06	$1.97

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2011	2010

Net cash provided by continuing operations - as reported	$128.2	$113.4
Less: additions to property, plant, and equipment	(22.7)	(24.6)
Plus: proceeds from the sale of property, plant, and equipment	0.8	2.2

Free cash flow	$106.3	$91.0

Net income from continuing operations - as reported	$64.7	$63.1

Cash conversion rate of free cash outflow to net income from continuing operations	164.3%	144.2%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2011	2010

Current portion of long-term debt	$2.0	$0.7
Plus: Long-term debt, net of current portion	397.4	378.0
Less: Cash and cash equivalents	(250.6)	(329.2)

Net debt	$148.8	$49.5

Net debt	$148.8	$49.5
Plus: Total stockholders’ equity	919.8	901.5

Capitalization	$1,068.6	$951.0

Net debt to capitalization ratio	13.9%	5.2%